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[Logo] PEAT MARWICK LLP                                              1897-1997
    4200 Norwest Center      Telephone 612 305 5000        Telefax 612 305 5039
    90 South Seventh
    Street
    Minneapolis, MN 55402



                            INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
Fortis Income Portfolios, Inc.
Fortis Advantage Portfolios, Inc.:


We consent to the use of our report incorporated by reference herein and the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accountants" in Part B of the Registration Statement.



                                       /s/ KPMG PEAT MARWICK LLP

                                       KPMG PEAT MARWICK LLP


Minneapolis, Minnesota
November 25, 1997